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                                  EXHIBIT 10






                                                  16 February 1996




Mr. Robert S. Kielbas
1610 Galloway Drive
Barrington, IL   60010


Dear Mr. Kielbas:

1.   SECONDMENT IN HONG KONG

     This letter confirms the terms and conditions of your secondment to the Intercargo Insurance Company H.K. Limited, the "Away Base Office," as Chief Executive Officer and President.

2.   SECONDMENT PERIOD

     The secondment will take place from April 1, 1996, subject to you securing the appropriate Hong Kong Visas and subject to operational requirements, and will continue through March 31, 1998. The expression "Secondment Period" in this letter means the period described herein.

3.   TO WHOM RESPONSIBLE

     You will be responsible to the Chairman of the Board and President of Intercargo Corporation in the United States, or to such other official as he may nominate.

4.   EMPLOYMENT

     Your employment while in Hong Kong will be by Intercargo Insurance Company H.K. Limited and your terms and conditions of employment will be as specified by this letter. It is a condition of secondment that you possess all necessary residence papers and that you are medically fit to reside in Hong Kong.


5.   AWAY BASE REMUNERATION

     Your Away Base Salary will be paid in Hong Kong dollars at a rate of $1,500,000 per annum inclusive of all foreign service and cost of living allowances. For the avoidance of doubt, you should note that you will not be reimbursed or indemnified for any Hong Kong tax liabilities arising from your remuneration or from any non cash benefits which you may receive from the Away Base Office as a part of your secondment package.

6. HOME BASE


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     Your home base salary is not payable under this contract during the
Secondment Period. It will be reviewed on the same basis and at the same time as if you had remained in the United States, so as to provide a notational U.S. salary in line with your substantive position. Your home base salary bears no direct relationship to your away base salary, but certain benefits are contingent upon it.

7.   PENSION

     It is intended that you will remain a member of your home base pension plan. This will be discussed with you under separate cover.

8.   FAMILY STATUS

     Your family status will be married.

9.   FARES AND EXPENSES

     At the beginning and end of the Secondment Period, Intercargo Corporation will bear the cost of fares and other reasonable expenses involved for you and your dependent family, in traveling between your place of residence in the U.S. and your place of work in Hong Kong. Upon completion of the Secondment Period, Intercargo Corporation will bear the cost of the return for you and your dependent family.

10.  LEAVE

     Leave will accrue to you during the Secondment Period at the rate of twenty-five working days per annum.

     In addition, Intercargo Insurance Company H.K. Limited will pay return leave business-class air fares for yourself and your dependent family to the United States twice per year.




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11.  ACCOMMODATION

     The Away Base Office shall provide a furnished apartment, including utilities and telephone expense, suitable for a person of your position in the business community. Should the cost of accommodations exceed HK $55,000 per month, inclusive of management lease and government rates, including utilities and telephone expense, you will be expected to reimburse the Company for such excess.

I.   PROFESSIONAL ADVICE

     The Away Base Office will pay up to a reasonable level for the costs of any necessary professional advice you may need in connection with this secondment.

13.  MEDICAL

     You and your dependent family will remain covered under your home base's private health plan for the Secondment Period.

14.  HOURS OF WORK AND REGULATIONS

     The hours of work will be those established by the Away Base Office. You will observe all rules and regulations of the Away Base Office to the extent that the same are lawful and not inconsistent with the other terms of your employment as varied by this letter.

15.  LAWS OF COUNTRY

     While you are in Hong Kong, you will be subject to the laws of that country, including the laws that relate to personal taxation, and nothing contained in this letter which may be inconsistent with such laws shall be binding upon you or upon the Away Base Office.

     Any of the provisions of the laws of Hong Kong which relate to employment there and which are not contained in this letter, shall be deemed to be so contained and shall be binding upon you and upon the Away Base Office now and in the future.

16.  TERMINATION OF SECONDMENT

     Your secondment may be terminated by Intercargo Insurance Company H.K. Limited at any time and on your return to duty with Intercargo Insurance Company in the U.S. after the end of the Secondment Period, and after taking any leave due to you, you will revert to the compensation used as a base for purposes of the determination of your executive compensation plan in Intercargo Insurance Company.


17. This contract shall be governed and construed according to the laws of Hong Kong.

     If you are in agreement with the contents of this letter, please sign below, initial each page, and return the original to me retaining the copy for your own records.

                                                 Very truly yours,

                                                 INTERCARGO CORPORATION



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                                                        James R. Zuhlke



I accept the above terms and conditions of Secondment.


/s/ Robert S. Kielbas
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Robert S. Kielbas

Dated: February 16, 1996
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                         RIDER TO SECONDMENT AGREEMENT


THIS RIDER is made this 16th day of February, 1996 by and between Intercargo Insurance Company H.K. Limited ("Employer") and ROBERT S. KIELBAS ("Employee").

                                    RECITALS

A. The Employer and Employee entered into an employment agreement dated February 16, 1996 relative to the Employee's employment in Hong Kong (the "Secondment Agreement").

B. The Employer and Employee wish to amend the terms of the Secondment Agreement pursuant to the terms of this Rider.

For good and valuable consideration, the receipt of which is hereby acknowledged, Employer and Employee agree as follows:

1. In the event Employee is subject to any tax liabilities in Hong Kong unforeseen by Employer and Employee prior to entering into the Secondment Agreement, Employer agrees to amend the Employee's Away Base Remuneration so that Employee's remuneration after tax is equivalent to U.S. $150,000.

All other terms of the Secondment Agreement shall remain the same. Where the terms of this Rider conflict with the terms of the Secondment Agreement, this Rider shall govern.

INTERCARGO INSURANCE
COMPANY H.K. LIMITED



       BY: James R. Zuhlke                 /s/ Robert S. Kielbas
          ------------------------------  -------------------------------
       ITS: Director                           ROBERT S. KIELBAS
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                               AMENDMENT NO. 1

               TO SECONDMENT AGREEMENT DATED FEBRUARY 16, 1996

                                   BETWEEN

                  INTERCARGO INSURANCE COMPANY H.K. LIMITED

                                     AND

                              ROBERT S. KIELBAS


In lieu of the Company's acquisition or rental of furnishings to satisfy Company's obligations under Section 11. ACCOMMODATION and in recognition of Mr. Kielbas' selection of a furnished apartment, Section 11. ACCOMMODATION shall be amended to read as follows:

     11.  ACCOMMODATION

          The Away Base Office shall provide a furnished apartment, including utilities and telephone expense, suitable for a person of your position in the business community. Should the cost of accommodations exceed HK $60,000 per month, inclusive of management lease and government rates, including utilities and telephone expense, you will be expected to reimburse the Company for such excess.

All other terms of the Secondment Agreement and Rider shall remain the same. Where the terms of this Amendment conflict with the terms of the Secondment Agreement and Rider, this Amendment shall govern.

INTERCARGO INSURANCE
COMPANY H.K. LIMITED




BY: James R. Zuhlke                 /s/ Robert S. Kielbas
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ITS: Director                           ROBERT S. KIELBAS
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